Exhibit  5.1
                                   DAVID M. LOEV
                                 Attorney  at  Law
                         2777  Allen  Parkway,  Suite  1000
                              Houston,  Texas  77019
                             (713)  524-4110  -  phone
                              (713)  524-4122  -  fax
                                dloev@loevlaw.com

January  21,  2005


MT  ULTIMATE  HEALTHCARE  CORP.
45  MAIN  STREET,  SUITE  617
BROOKLYN,  NY  10112

Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that I furnish you my legal opinion with respect to the legality of the following described securities of MT Ultimate Healthcare Corp. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   Up  to  34,212,500 shares of common stock underlying convertible notes; and
2.   Up  to  1,400,000  shares  of  common  stock  underlying  warrants.

The shares of common stock underlying convertible notes and shares of common stock underlying warrants shall be referred to collectively as the "Shares."

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Amended Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of Nevada General Corporation Law and reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of its name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

     Sincerely,

     /s/  David  M.  Loev,  Attorney  at  Law

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